UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2020
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

During the quarter ended June 30, 2020, IAC/InterActiveCorp (the “Company” or the “Registrant”) realigned its reportable segments as follows:
•the ANGI Homeservices ("ANGI"), Vimeo and Dotdash reportable segments remain unchanged;
•Search is a new reportable segment, which includes Ask Media Group, which was previously a separate reportable segment (and was reported in the Emerging & Other segment in the financial statements of Old IAC/InterActiveCorp prior to the Match Separation), and Desktop, which was previously included in the Applications reportable segment; and
•Emerging & Other, which consists of Mosaic Group, which was previously included in the Applications reportable segment, Bluecrew, Nursefly, The Daily Beast, College Humor Media, IAC Films and the following businesses for periods prior to their sales: CityGrid, Dictionary.com and Electus, which were sold in the fourth quarter of 2018.
This Current Report on Form 8-K is being filed primarily to reflect this change in segments to the “Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC," and "Annex M: Combined Financial Statements of IAC Holdings, Inc. (New IAC)" contained in the Amendment No. 1 to Form S-4 (File No. 333-236420-01) (the “Amended S-4”) filed by the Company and the company formerly known as IAC/InterActiveCorp (“Old IAC”).

In addition, in the financial statements attached as an exhibit to this Current Report on Form 8-K the Company has included as subsequent events:
•an update through June 30, 2020 to the effects of the outbreak of a novel coronavirus ("COVID-19") on the Company, which the Company determined was an indicator of possible impairments and identified impairments in the first quarter of 2020 of $212.0 million related to the goodwill of the Desktop reporting unit, $21.4 million related to certain indefinite-lived intangible assets of the Desktop reporting unit, $51.4 million of its portfolio of equity securities without readily determinable fair values, and $7.5 million on a note receivable and warrants related to certain investees. These impairments were previously reported on the Company's Form 10-Q for the quarterly period ended June 30, 2020 filed with the Securities and Exchange Commission ("SEC") on August 10, 2020 (the "Q2 Form 10-Q").
•Old IAC's announcement on June 9, 2020 of its sale of approximately 17 million shares of its Class M common stock (which became New Match common stock) for net proceeds of approximately $1.4 billion, which closed on July 1, 2020 and the net proceeds were transferred to the Company in early July 2020. This event was previously reported on the Q2 Form 10-Q.
•the Company's completion of the Separation from Old IAC on June 30, 2020. This event was previously reported on the Q2 Form 10-Q and the Company's Current Report on Form 8-K filed with the SEC on July 2, 2020.
•the Company's purchase of 59.0 million shares of MGM Resorts International ("MGM") from May 14, 2020 through August 7, 2020, representing a 12.0% ownership interest in MGM as of August 7, 2020. This event was previously reported on the Q2 Form 10-Q.
•ANGI Group, LLC, a direct, wholly owned subsidiary of ANGI, announcement on August 20, 2020, that it had issued $500 million in aggregate principal amount of 3.875% senior notes due 2028. ANGI is a majority-owned, publicly traded subsidiary of the Company. This event was previously reported on the Company's Current Report on Form 8-K filed with the SEC on August 20, 2020.
The following items of the Amended Form S-4 are being updated in Exhibit 99.1 to reflect the above-mentioned changes:
•Management's Discussion and Analysis of Financial Condition and Results of Operations
•Combined Financial Statements:
◦Note 1—Organization and Basis of Presentation
◦Note 2—Summary of Significant Accounting Policies

◦Note 5—Goodwill and Intangibles Assets
◦Note 10—Segment Information
◦Note 17—Subsequent Events
The above sections, as updated, are included in Exhibit 99.1 to this Current Report on Form 8-K, which replaces the "Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC," and "Annex M: Combined Financial Statements of IAC Holdings, Inc. (New IAC)" contained in the Amended Form S-4. More current information is contained in the Company's Q2 Form 10-Q.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP.
99.1	Portions of the Amendment No. 1 to Form S-4 filed with the SEC on April 28, 2020, as updated.
Management's Discussion and Analysis of Financial Condition and Results of Operations of New IAC
Annex M: Combined Financial Statements of IAC Holdings, Inc. (New IAC)
101.INS	Inline XBRL Instance (1)
101.SCH	Inline XBRL Taxonomy Extension Schema (1)
101.CAL	Inline XBRL Taxonomy Extension Calculation (1)
101.DEF	Inline XBRL Taxonomy Extension Definition (1)
101.LAB	Inline XBRL Taxonomy Extension Labels (1)
101.PRE	Inline XBRL Taxonomy Extension Presentation (1)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GLENN H. SCHIFFMAN
Name:	Glenn H. Schiffman
Title:	Executive Vice President and Chief Financial Officer
Date: October 5, 2020

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